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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789, and 333-24581); Form S-3 (333-10383 and
333-14025); Form S-4 (333-13133); and Post Effective Amendment No. 1 to Form S-4 on Form S-8 (333-36463) of our report dated February 8, 1996, relating to the financial statements of The Re-Print Corporation, which report appears in this Current Report on Form 8-K of U.S. Office Products Company.

                                          BDO SEIDMAN, LLP

Atlanta, Georgia
March 10, 1998